Exhibit 10.71

EXECUTION VERSION

GUARANTY

by

CLEAN ENERGY FUELS CORP.

as Guarantor,

in favor of

GENERAL ELECTRIC CAPITAL CORPORATION,

as Collateral Agent

Dated as of  November 7, 2012

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS AND INTERPRETATION

Section 1.1	Definitions	1
Section 1.2	Interpretation	2
Section 1.3	No Strict Construction	2

	ARTICLE II
	GUARANTY

Section 2.1	Guaranty	2
Section 2.2	Guaranty Absolute	3
Section 2.3	Waivers and Acknowledgments	4
Section 2.4	Subrogation	5
Section 2.5	Reinstatement	5

	ARTICLE III
	REPRESENTATIONS AND WARRANTIES

Section 3.1	Corporate Existence	5
Section 3.2	Power and Authority; Compliance with Law; Enforceability; Governmental Approvals	6
Section 3.3	Taxes	6
Section 3.4	Solvency	6
Section 3.5	Litigation	7

	ARTICLE IV
	COVENANTS

Section 4.1	Maintenance of Existence	7
Section 4.2	Compliance with Laws, Etc.	7
Section 4.3	Expenses	7
Section 4.4	Inspections	7
Section 4.5	Bankruptcy Filing, etc.	7

i

	ARTICLE V
	PERFORMANCE BY COLLATERAL AGENT OF GUARANTOR’S OBLIGATIONS

	ARTICLE VI
	REMEDIES; RIGHTS UPON EVENT OF DEFAULT

Section 6.1	Remedies	8

	ARTICLE VII
	NON-CIRCUMVENTION

	ARTICLE VIII
	MISCELLANEOUS

Section 8.1	Headings	9
Section 8.2	Modification in Writing	9
Section 8.3	Concerning the Collateral Agent	9
Section 8.4	Survival of Representations and Warranties	10
Section 8.5	No Third Party Beneficiaries	10
Section 8.6	No Waiver by Course of Conduct	11
Section 8.7	Successors and Assigns	11
Section 8.8	Termination; Release	11
Section 8.9	Incorporation by Reference	11

ii

GUARANTY

This GUARANTY (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of November 7, 2012, is made by CLEAN ENERGY FUELS CORP., a Delaware corporation (the “Guarantor”), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement described below).

RECITALS

WHEREAS, the Guarantor is the sole owner of all of the equity interests of CLEAN ENERGY LNG HOLDINGS, LLC, a Delaware limited liability company (“Holdings”);

WHEREAS, Holdings is the sole owner of all of the equity interests of CLEAN ENERGY TRANCHE A LNG PLANT, LLC, a Delaware limited liability company (the “Tranche A Borrower”) and CLEAN ENERGY TRANCHE B LNG PLANT, LLC, a Delaware limited liability company (the “Tranche B Borrower”) and, together with the Tranche A Borrower, the “Borrowers”);

WHEREAS, the Borrowers intend to undertake the development, construction and ownership of two (2) micro-LNG facilities, each with a capacity of approximately 250,000 gallons per day;

WHEREAS, the Borrowers, the various financial institutions from time to time party thereto, as Lenders, General Electric Capital Corporation, as administrative agent, and the Collateral Agent have entered into a Credit Agreement dated as of November 7, 2012 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers as contemplated therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor have executed and delivered this Guaranty to the Collateral Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders to make the Loans to the Borrowers thereunder, the Guarantor hereby agrees with the Collateral Agent as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1                                    Definitions.

(a)                                 Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(b)                                 The following terms shall have the following meanings:

“Borrowers” shall have the meaning provided in the Recitals hereto and “Borrower” shall mean either of the Borrowers.

“Collateral Agent” shall have the meaning provided in the Preamble hereto.

“Credit Agreement” shall have the meaning provided in the Recitals hereto.

“Deficiency” shall have the meaning provided in Section 4.6 hereof.

“Guaranteed Obligations” shall have the meaning provided in Section 2.1 hereof.

“Guarantor” shall have the meaning provided in the Preamble hereto.

“Guaranty” shall have the meaning provided in the Preamble hereto.

“Holdings” shall have the meaning provided in the Recitals hereto.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is an Agent, each other Person or individual designated, nominated or otherwise mandated by or helping such Agent pursuant to and in accordance with Section 10.2 of the Credit Agreement or any comparable provision of any Finance Document.

“Tranche A Borrower” shall have the meaning provided in the Recitals hereto.

“Tranche B Borrower” shall have the meaning provided in the Recitals hereto.

Section 1.2                                    Interpretation.  Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Guaranty as if set forth in this Guaranty, mutatis mutandis.

Section 1.3                                    No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Guaranty.  If an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

ARTICLE II
GUARANTY

Section 2.1                                    Guaranty.

The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers now or hereafter existing under or in respect of the Finance Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Collateral Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Finance Document.

Section 2.2                                    Guaranty Absolute.  The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Finance Documents, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The guaranty by the Guarantor under this Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Borrowers under or in respect of the Finance Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions.  The obligations of the Guarantor under this Guaranty and the rights of the Collateral Agent hereunder shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)                                 any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document or any other agreement or instrument relating thereto, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers;

(c)                                  any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Guaranteed Obligations or Obligations;

(d)                                 any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations or Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or Obligations or any other assets of the Borrowers;

(e)                                  any change, restructuring or termination of the corporate structure or existence of the Guarantor or the Borrowers;

(f)                                   any failure of any Secured Party to disclose to the Guarantor or the Borrowers any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor or the Borrowers now or hereafter known to such

Secured Party (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)                                  the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations or the Obligations;

(h)                                 any limitation on any party’s liability or obligations under any Finance Document or any invalidity or unenforceability, in whole or in part, of any such Finance Document;

(i)                                     any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrowers, Holdings, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding; or

(j)                                    any other circumstance (including, without limitation, any statute of limitations, but excluding the prior payment in full of the Guaranteed Obligations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrowers or the Guarantor.

Section 2.3                                    Waivers and Acknowledgments

(a)                                 The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any Collateral.

(b)                                 The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future, subject to Section 8.8.

(c)                                  The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Borrowers, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(d)                                 The Guarantor acknowledges that after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose under any Security Document by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by Law.

The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents and that the waivers set forth in Section 2.2 and this Section 2.3 are knowingly made in contemplation of such benefits.

Section 2.4                                    Subrogation.  Until the payment in full of the Guaranteed Obligations, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrowers or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other Property and funds of the Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Finance Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

Section 2.5                                    Reinstatement.  The Guarantor agrees that, if any payment made by any Finance Party or other Person and applied to the Guaranteed Obligations or Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Finance Party, its estate, trustee, receiver or any other party, including the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guaranteed Obligations or Obligations shall be and remain in full force and effect, as fully as if such payment had never been made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants as to itself as follows:

Section 3.1                                    Corporate Existence.  The Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction in which it owns or leases Property or in which the conduct of its business requires it so to qualify, except the failure of which that could not reasonably be expected to result in a Material Adverse Effect, and (c) has all requisite power and authority to own or lease and operate its Properties, to carry on its business as contemplated by this Guaranty and to execute, deliver and perform each Transaction Document to which it is or will be a party.

Section 3.2                                    Power and Authority; Compliance with Law; Enforceability; Governmental Approvals.

(a)                                 The execution, delivery and performance by the Guarantor of each Transaction Document to which it is a party, and the transactions contemplated thereby (i) have been duly authorized by all necessary corporate action (including any necessary shareholder action), (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of the Guarantor’s Charter Documents, (B) any material applicable Law, or (C) any material contract, loan agreement, indenture, mortgage, lease or other instrument to which the Guarantor is a party or by which it or any of its Properties may be bound or affected, including all Governmental Approvals and the Transaction Documents, and (iii) will not result in or require the creation or imposition of any Lien upon or with respect to any of the Properties of the Guarantor.

(b)                                 Each Transaction Document to which the Guarantor is a party has been duly executed and delivered by the Guarantor, is the legal, valid and binding obligation of the Guarantor and enforceable against the Guarantor in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                                  No Governmental Approval has been, is or will be required to be obtained or made (i) in connection with the due execution, delivery or performance by the Guarantor of its obligations, and the exercise of its rights under, any of the Transaction Documents to which it is a party or any transaction contemplated thereby or (ii) to ensure the legality, validity and binding effect or enforceability of any such Transaction Document, except for the Governmental Approvals that have been duly obtained or made, were validly issued, and are in full force and effect, are final, not subject to any pending appeal, intervention or similar proceeding, are held in the name of the Guarantor and are free from conditions or requirements the compliance with which the Guarantor does not reasonably expect to be able to satisfy.  No event has occurred that could reasonably be expected to result in the revocation, termination or adverse modification of any such Governmental Approval or adversely affect any rights of the Guarantor under any such Governmental Approval.

(d)                                 The Guarantor is in compliance with its Charter Documents and is in compliance in all material respects with all Laws and Governmental Approvals applicable to it.

Section 3.3                                    Taxes.  The Guarantor has filed all federal, state and foreign income tax returns which are required to be filed by it, and the Guarantor has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except such taxes, if any, as are being contested in good faith and by proper proceedings as to which adequate reserves have been provided in accordance with GAAP.

Section 3.4                                    Solvency.  The Guarantor is Solvent.

Section 3.5                                    Litigation.  There is no action, suit, other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of the Guarantor’s knowledge, threatened, by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of the Guarantor’s knowledge, threatened, against or affecting the Guarantor or any of its Properties or rights, that relates to the Projects, to any of the Transaction Documents or to any of the transactions contemplated thereby.

ARTICLE IV
COVENANTS

The Guarantor covenants and agrees with the Collateral Agent that until the Guaranteed Obligations (other than contingent indemnity obligations in respect of which no claim has been made) are paid in full:

Section 4.1                                    Maintenance of Existence.  The Guarantor shall preserve and maintain its legal existence as a corporation under the laws of the State of Delaware and all of its licenses, rights, privileges and franchises necessary for the maintenance of its existence, and comply with its Charter Documents.

Section 4.2                                    Compliance with Laws, Etc.  The Guarantor shall conduct its business in compliance in all material respects with all Laws, including all Governmental Approvals applicable to it.

Section 4.3                                    Expenses.  The Guarantor will, upon demand, pay to the Collateral Agent the amount of any and all expenses, including the fees and expenses of its counsel and agents, which the Collateral Agent may incur in connection with the enforcement of this Guaranty pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder after the occurrence and during the continuance of an Event of Default or the failure by the Guarantor to perform or observe any of the provisions hereof, together with interest thereon at the Default Rate.  Any amounts payable by the Guarantor pursuant to this Section 4.3 shall be payable on demand and shall constitute Guaranteed Obligations.

Section 4.4                                    Inspections.  The Guarantor shall permit representatives of the Collateral Agent or any Secured Party (coordinated through the Administrative Agent) to make, or cause to be made, inspections and audits of any books, records and papers of the Guarantor relevant to the transactions contemplated hereby and to make extracts therefrom upon reasonable notice, and at all such reasonable times as the Collateral Agent or any Secured Party (coordinated through the Administrative Agent) may reasonably require. Notwithstanding the foregoing, the Guarantor shall bear the costs of only two inspections or audits per year, unless an Event of Default has occurred and is continuing, in which case the Guarantor shall bear the cost of all such inspections or audits.

Section 4.5                                    Bankruptcy Filing, etc.  The Guarantor shall not authorize, seek to cause or permit Holdings or a Borrower to commence a voluntary case or other voluntary proceeding seeking liquidation, reorganization or other relief with respect to Holdings or such Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Holdings or a Borrower or any substantial part of its Property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Holdings or a Borrower, or to make a general assignment for the benefit of creditors.

ARTICLE V
PERFORMANCE BY COLLATERAL AGENT OF GUARANTOR’S OBLIGATIONS

If the Guarantor fails to perform or comply with any of its agreements or obligations contained herein, then the Collateral Agent may (but shall not be obligated to) itself elect to perform or comply, or otherwise cause performance or compliance, with such agreement or obligation, and the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Guarantor to the Collateral Agent on demand.

ARTICLE VI
REMEDIES; RIGHTS UPON EVENT OF DEFAULT

Section 6.1                                    Remedies

(a)                                 During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Guaranty and in any other instrument or agreement securing, evidencing or relating to any Obligation, any and all rights and remedies under any Law.

(b)                                 Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, the Guarantor, any other Finance Party or any other Person with respect to the payment of the Obligations or any direct or indirect guaranty thereof.  All of the rights and remedies of the Collateral Agent and any other Secured Party under any Finance Document shall be cumulative, may be exercised individually or concurrently and are not exclusive of any other rights or remedies provided by any Law.  To the extent it may lawfully do so, the Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.

ARTICLE VII
NON-CIRCUMVENTION

The Guarantor acknowledges that the Lenders have expended substantial time, effort and resources and have foregone, or accepted reductions in, upfront and other customary fees and compensation for work performed and obligations undertaken in connection with the negotiation, execution and effectiveness of the Financing Documents.   In consideration of the foregoing and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees that, prior to the earlier of (a) the date the Holders (as defined in the Warrant) are entitled to exercise the Warrants for the total number of Shares (as defined in the

Warrant) purchasable thereunder and (b) December 31, 2014, and notwithstanding the right of a Borrower to reduce or terminate any applicable Commitment or prepay or repay any Obligation pursuant to the Credit Agreement, it shall not, and shall not authorize or permit any of the other Finance Parties or any of its or their Affiliates to, directly or indirectly, use the proceeds of any  financing (regardless of the form of capital used or the structure employed) other than the Tranche A Loans, the Tranche B Loans and the related Equity Contributions to finance the construction of any new liquefied natural gas production facility, unless the Guarantor has otherwise agreed to permit the Holders to exercise the Warrants for all remaining Shares purchasable thereunder. For the avoidance of doubt, the provisions of this Article VII shall not restrict:

1.              Any financing of existing LNG facilities owned by the Guarantor or any of its Subsidiaries;

2.              Any financing of expansions at existing LNG facilities owned by the Guarantor or any of its Subsidiaries;

3.              Any investment made by the Guarantor for [*****]; or

4.              Any investment made by the Guarantor or any of its Subsidiaries in [*****] where (i) such investment is made [*****] and with [*****], (ii) the [*****] and (iii) subsequent to such investment being made, [*****].

ARTICLE VIII
MISCELLANEOUS

Section 8.1                                    Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.2                                    Modification in Writing.  No amendment, modification, supplement, termination, or waiver of or to any provision hereof, nor consent to any departure by the Guarantor therefrom, shall be effective unless in writing and signed by the Collateral Agent and, other than with respect to waivers of the Guarantor’s obligations hereunder, the Guarantor.  Any amendment, modification, or supplement of or to any provision hereof, any waiver of any provision hereof, and any consent to any departure by the Guarantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Guaranty or any other document evidencing the Guaranteed Obligations, no notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

Section 8.3                                    Concerning the Collateral Agent.

(a)                                 The Collateral Agent has been appointed as Collateral Agent pursuant to the Credit Agreement.  The actions of the Collateral Agent hereunder are subject to the provisions of

[*****]      Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

the Credit Agreement.  The Collateral Agent shall have the right hereunder to (i) execute and deliver the Finance Documents and accept delivery thereof on the Secured Parties’ behalf from the Guarantor, (ii) take such action on the Secured Parties’ behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent under such Finance Documents and (iii) exercise such powers as are reasonably incidental thereto.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Guaranty, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Guaranty.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was the Collateral Agent.

(b)                                 None of the Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Finance Document, and the Guarantor hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Collateral Agent shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Collateral Agent, when acting on behalf of the Collateral Agent), and the Guarantor hereby waives and agrees not to assert any right, claim or cause of action it might have against the Collateral Agent based thereon.

(c)                                  The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Guaranty and its duties hereunder, upon advice of counsel selected by it.

Section 8.4                                    Survival of Representations and Warranties.  All representations and warranties of the Guarantor contained or incorporated by reference herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty regardless of any investigation made by any Secured Party or on its behalf.

Section 8.5                                    No Third Party Beneficiaries.  The agreements of the parties hereto are solely for the benefit of the Guarantor, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns and no other Person shall have any rights hereunder.

Section 8.6                                    No Waiver by Course of Conduct.  No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.7                                    Successors and Assigns.  This Guaranty shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of each Secured Party and their successors and permitted assigns; provided, however, that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent.

Section 8.8                                    Termination; Release.  When all the Guaranteed Obligations have been paid in full (other than contingent indemnity obligations in respect of which no claim has been made) and the Commitments of the Lenders to make any Loans under the Credit Agreement shall have expired or been sooner terminated in accordance with the provisions of the Credit Agreement, this Guaranty (other than Article VII) shall terminate.

Section 8.9                                    Incorporation by Reference.  The following sections of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis: Section 11.3 (Notices), Section 11.8 (No Immunity), Section 11.9 (Counterparts), Section 11.13 (Waiver of Jury Trial), Section 11.15 (Severability), Section 11.18 (Governing Law; Submission to Jurisdiction), Section 11.20 (Complete Agreement) and Section 11.21 (No Strict Construction).

*     *     *

IN WITNESS WHEREOF, the Guarantor and the Collateral Agent have caused this Guaranty to be duly executed and delivered as of the date first written above.

Guarantor:

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
	Name:	Andrew J. Littlefair
	Title:	President & Chief Executive Officer

Collateral Agent:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Tyson Yates
	Name:	Tyson Yates
	Title:	Authorized Signatory

Signature Page to the Sponsor Guaranty